UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2005

Commission File No. 001-12392

NDCHealth Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	58-0977458
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

NDC Plaza, Atlanta, Georgia	30329-2010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 728-2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

NDCHealth Corporation (NYSE: NDC) noted that recent actions taken by certain credit rating agencies made in response to the Company’s announcement of an expected restatement of its prior-period financial results does not have an impact on the ongoing business operations or health of the Company.

NDCHealth also noted that the pending restatement is related to historical reporting periods and all of the adjustments will be non-cash in nature.

As previously announced, on January 5, 2005, after a thorough assessment and analysis of certain practices related to the exchange of physician software, the Company determined that it is appropriate to restate financial results from fiscal year 2002 through the first quarter of fiscal 2005. The Company will release its most recent quarterly results and submit its amended filings for prior periods with the Securities and Exchange Commission (SEC) as soon as possible.

The announcement of the restatement and delay in the release of its second fiscal quarter results may cause defaults under NDCHealth’s Senior Credit Facility if the lenders choose to assert certain rights. Until it regains compliance with the provisions of the Senior Credit Facility, the Company will need approval from its lenders to make additional borrowings under the Senior Credit Facility’s revolving line of credit. NDCHealth believes, however, that it has sufficient financial resources to meet its ordinary operating and capital needs and, therefore, does not expect to need access to the revolving line of credit in the near term. Additionally, the Company will work with its lending institutions in an effort to resolve, or receive a waiver for, any current conditions of default concurrent with or shortly after filing its second quarter results and amended Forms 10-K/A and 10-Q/A for prior periods with the SEC.

In November, NDCHealth initiated a plan to achieve significant and sustainable profit improvement. The Company has taken and will continue to implement direct and immediate actions to enhance short-term profitability while increasing the visibility and predictability of future performance.

In the short-term, NDCHealth is focusing on:

•	Successfully executing on current sales as well as product development and roll-out opportunities designed to drive revenue growth;

•	Tightly controlling discretionary expenses; and

•	Adopting strategies to streamline and generate additional operating efficiencies throughout the organization.

The Company has identified additional opportunities to improve quality, deliver operating efficiencies and generate further business improvements and expense savings over the next twelve months and beyond.

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Safe Harbor Statement

This Current Report on Form 8-K includes “forward-looking” statements (rather than historical facts) within the meaning of the federal securities laws that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Forward-looking statements are only predictions and are not guarantees of performance, and include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of future capital expenditures, the likelihood of our success in developing and introducing new products and expanding our business, working capital needs and sources of liquidity, and our ability to maintain compliance with certain restrictive debt covenants or obtain a waiver and/or amendments to our credit agreement.

These forward-looking statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Many of these risk factors and assumptions are beyond our ability to control or predict, and are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements included in later filings with the Securities and Exchange Commission.

We believe our forward-looking statements contained herein are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on our current assumptions and expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHealth Corporation
(Registrant)

By:	/s/ James W. FitzGibbons
James W. FitzGibbons
Vice President and Chief Accounting Officer

Date: January 7, 2005

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